CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 17, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting which appears in Winthrop Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2007.  We also consent to the reference to us under the headline "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers
Boston, Massachusetts
March 31, 2008